UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2019

FibroGen, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36740	77-0357827
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

FibroGen, Inc.

409 Illinois Street

San Francisco, CA 94158

(Address of principal executive offices, including zip code)

(415) 978-1200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	FGEN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 9, 2019, the Compensation Committee of the Board of Directors of FibroGen, Inc. (“FibroGen”) approved the amendment and restatement of the Company’s form of Change in Control and Severance Agreement applicable to our principal officers and our Named Executive Officers other than the Interim Chief Executive Officer (the “Restated Change in Control and Severance Agreement”). The Company’s standard form of Change in Control and Severance Agreement was most recently filed (the “Previous Form of Agreement”) with the Company’s Quarterly Report on Form 10-Q on May 9, 2017 (No. 001-36740). All terms used herein are defined in the Restated Change in Control and Severance Agreement.

The Restated Change in Control and Severance Agreement provides the following benefits:

•	The term of the Restated Change in Control and Severance Agreement for a particular Executive shall end three years after the effective date.
•

If, on or during the 12 month period following the effective date of a Change of Control, the Executive’s employment is terminated by the Company without Cause, and other than as a result of death or disability, or the Executive resigns for Good Reason, the Executive shall, subject to the execution of an effective release of claims, be entitled to receive:

•

•18 months of the Executive’s then current base salary paid in cash over the 18 months immediately following the Separation from Service date;
•the Executive’s then current annual target bonus for the year of termination paid in cash over the 18 months immediately following the Separation from Service date;

•payments equal to the applicable Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) premiums for 18 months; and

•acceleration of vesting and exercisability of all outstanding equity awards at the time of such termination or resignation.

•

If, on or during the 12 month period following a Change in Chief Executive Officer, the Executive’s employment is terminated by the Company without Cause, and other than as a result of death or disability, or the Executive resigns for Good Reason within 12 months following the start date of a non-interim Chief Executive Officer who is not FibroGen’s Chief Executive Officer as of the Effective Date of the Restated Change in Control and Severance Agreement, the Executive shall, subject to the execution of an effective release of claims, be entitled to receive:

•12 months of the Executive’s then current base salary paid in cash over the 12 months immediately following the Separation from Service date;

•a pro rata portion of the Executive’s then current annual target bonus (based on the number of days during the year in which the Separation from Service occurred that the Executive was employed by FibroGen) paid in cash over the 12 months immediately following the Separation from Service date;

•payments equal to the applicable Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) premiums for 12 months; and

•acceleration of vesting and exercisability of all outstanding equity awards effective immediately prior to the Executive’s Separate from Service date.

•

If the Executive’s employment is terminated by the Company without Cause, and other than as a result of death or disability, under circumstances other than those set forth in Section 3 of the Restated Change in Control and Severance Agreement as described above, the Executive shall, subject to the execution of an effective release of claims, be entitled to receive:

•12 months of the Executive’s then current base salary paid in cash over the 12 months immediately following the Separation from Service date; and
•payments equal to the applicable Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) premiums for 12 months.

The other terms and conditions of the Restated Change in Control and Severance Agreement are substantially consistent with the previous form of Change in Control and Severance Agreement.

The foregoing descriptions of the benefits to which FibroGen’s Executives would be entitled pursuant to the Restated Change in Control and Severance Agreement does not purport to be complete and is qualified in its entirety by reference to the Restated Change in Control and Severance Agreement entered into by FibroGen and its Executives, the form of which is to be filed as an exhibit to FibroGen’s next Annual Report on Form 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIBROGEN, INC.

Dated: December 13, 2019

	By:	/s/ Michael Lowenstein
Michael Lowenstein
Chief Legal Officer